As filed with the Securities and Exchange Commission on April 17, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AIxCrypto Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-3474527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AIxCrypto Holdings, Inc.

1990 E. Grand Avenue
El Segundo, CA 90245

(760) 452-8111

(Address of Principal Executive Offices) (Zip Code)

2025 EQUITY INCENTIVE PLAN

(Full title of the plan)

Kevin A. Richardson II

Jiawei Wang

Co-Chief Executive Officers

AIxCrypto Holdings, Inc.

1990 E. Grand Avenue

El Segundo, CA 90245

(760) 452-8111

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR +852-3923-1111	Hermione M. Krumm, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by AIxCrypto Holdings, Inc. (the “Registrant”) to register an aggregate of 1,047,865 shares of the Registrant’s common stock, par value $0.001 per share, reserved and available for issuance pursuant to the Registrant’s 2025 Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026;

(b)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 6, 2026 February 2, 2026, February 17, 2026, February 27, 2026 and April 16, 2026; and

(c)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 12, 2015, including any amendments or reports filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the time of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (the “Charter”) provides, in part, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Charter and Article 6 of the Amended and Restated Bylaws of the Company (the “Bylaws”) generally provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

The foregoing is only a general summary of certain aspects of the DGCL and the Company’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete summary of the same. As a result, this Item 6 is qualified in its entirety by reference to the applicable provisions of the DGCL and of the Charter and Bylaws.

The Company has obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

See the attached Exhibit Index.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 17, 2026.

AIxCrypto Holdings, Inc.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Chairman of the Board, Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin A. Richardson II and Jiawei Wang, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin A. Richardson II	Co-Chief Executive Officer	April 17, 2026
Kevin A. Richardson II	(Principal Executive Officer)

/s/ Jiawei Wang	Co-Chief Executive Officer	April 17, 2026
Jiawei Wang

/s/ Campbell Becher	President	April 17, 2026
Campbell Becher

/s/ Koti Meka	Chief Financial Officer and Executive Director	April 17, 2026
Koti Meka	(Principal Financial Officer and Accounting Officer)

/s/ Kevin Chen	Director	April 17, 2026
Kevin Chen

/s/ Jie Sheng	Chairman of the Board and Director	April 17, 2026
Jie Sheng

/s/ Chad Chen	Director	April 17, 2026
Chad Chen

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Ritter Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on July 1, 2015 (File No. 001-37428))
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on September 15, 2017 (File No. 001-37428))
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on March 22, 2018 (File No. 001-37428))
4.4	Certificate of Designation of Preferences, Rights and Limitations of Series Alpha Preferred Stock of the Company, filed with the Delaware Secretary of State on May 29, 2020 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on May 29, 2020 (File No. 001-37428))
4.5	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020 (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K, filed with the SEC on May 29, 2020 (File No. 001-37428))
4.6	Certificate of Merger, filed with the Delaware Secretary of State on May 22, 2020 (incorporated by reference to Exhibit 3.3 of our current report on Form 8-K, filed with the SEC on May 29, 2020 (File No. 001-37428))
4.7	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020 (incorporated by reference to Exhibit 3.4 of our current report on Form 8-K, filed with the SEC on May 29, 2020 (File No. 001-37428))
4.8	Amended and Restated Bylaws of the Company, as of August 10, 2021 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on August 13, 2021 (File No. 001-37428))
4.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 21, 2022 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on November 22, 2022 (File No. 001-37428))
4.10	Certificate of Designation of Series A2 Preferred Stock filed with the Secretary of State of Delaware on November 18, 2024 (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K, filed with the SEC on November 21, 2024 (File No. 001-37428))
4.11	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred, as filed with the Secretary of State of the State of Delaware on July 28, 2025 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on July 28, 2025 (File No. 001-37428))
4.12	Certification of Stock Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 29, 2025 (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K, filed with the SEC on September 25, 2025 (File No. 001-37428))
4.13	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 14, 2025 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K, filed with the SEC on November 17, 2025 (File No. 001-37428))
5.1*	Opinion of Loeb & Loeb LLP
10.1*	2025 Equity Incentive Plan
23.1*	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)
23.2*	Consent of HTL International, LLC, Independent Registered Public Accounting Firm
23.3*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included in the signature page)
107*	Filing Fee Table

*	Filed herewith.